      As filed with the Securities and Exchange Commission on May 1, 1998
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   __________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________
                       CAPITAL ONE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  __________
                    Delaware                             54-171854
          (State or other jurisdiction               (I.R.S. Employer
       of incorporation or organization)            Identification No.)
                                  __________
                     2980 FAIRVIEW PARK DRIVE, SUITE 1300
                       FALLS CHURCH, VIRGINIA 22042-4525
                       (Address, including zip code, of
                   Registrant's principal executive offices)
                                  __________

                       CAPITAL ONE FINANCIAL CORPORATION
                           1994 STOCK INCENTIVE PLAN
                           (Full title of the plan)
                                  __________
                          JOHN G. FINNERAN, JR., ESQ.
                    SENIOR VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                     2980 FAIRVIEW PARK DRIVE, SUITE 1300
                       FALLS CHURCH, VIRGINIA 22042-4525
                                (703) 205-1030
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  __________
                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                 Proposed Maximum         Proposed Maximum            Amount of
 Title of Security         Amount to be           Offering Price             Aggregate              Registration
 to be Registered         Registered(1)              Per Unit            Offering Price(2)               Fee
---------------------------------------------------------------------------------------------------------------------
   Common Stock
  $.01 par value,           3,250,000               $89.90625              $292,195,312.50            $86,197.62
including attached
    Rights(3)
=====================================================================================================================

(1) The number of shares of Common Stock registered hereunder includes such additional shares of Common Stock as may be necessary to give effect to a stock split or stock dividend.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on April 27, 1998.

(3) The Rights are to purchase the Registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with, and only with, the Registrant's Common Stock.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Capital One Financial Corporation (the "Registrant") is filing this Registration Statement solely to register additional shares of Common Stock issuable pursuant to incentive awards granted or to be granted under the Registrant's 1994 Stock Incentive Plan (the "Plan"). This Registration Statement incorporates by reference the following documents, except as superseded or modified as described herein:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

(b) The Registrant's Current Reports on Form 8-K, dated January 25, 1998 and April 16, 1998.

(c) The contents of the Registrant's earlier Registration Statements Nos. 33-86986 and 333-4586 which relate to 7,370,880 shares of Common Stock issuable pursuant to incentive awards granted or to be granted under the Plan, and any documents incorporated by reference therein including any such documents subsequently filed by the Registrant. The maximum number of shares that may be issuable under the Plan is 10,620,880.


     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any such incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other incorporated document subsequently filed (or in this Registration Statement, with respect to an incorporated document filed prior to the filing hereof), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     John G. Finneran, Jr., Senior Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as
Exhibit 5 holds 2,674 shares of Common Stock and options to purchase an additional 162,273 shares of Common Stock issued under the Plan.

ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER                       DESCRIPTION                             REFERENCE
------------------  ------------------------------------------  -------------------------------

         4          Rights Agreement dated as of November 16,   Incorporated by reference to
                    1995 between Capital One Financial          the Registrant's Report on
                    Corporation and First Chicago Trust         Form 8-K, filed November 16,
                    Company of New York (as successor to        1995
                    Mellon Bank, N.A. as Rights Agent)

         5          Opinion of Counsel                          Filed herewith

      23.1          Consent of Counsel                          Contained in Exhibit 5

      23.2          Consent of Ernst & Young LLP                Filed herewith

        24          Power of Attorney                           Set forth on signature page

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 1st day of May, 1998.


                                CAPITAL ONE FINANCIAL CORPORATION



                                By: /s/ John G. Finneran, Jr.
                                   ---------------------------------------------
                                   John G. Finneran, Jr.
                                   Senior Vice President, General Counsel
                                     and Corporate Secretary


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Zinn and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 1st day of May, 1998.


       SIGNATURE                                TITLE

/s/ Richard D. Fairbank
-------------------------------------    Director, Chairman and Chief Executive Officer
Richard D. Fairbank                      (Principal Executive Officer)



/s/ Nigel W. Morris
--------------------------------------   Director, President and Chief Operating Officer
Nigel W. Morris



/s/ James M. Zinn
--------------------------------------   Senior Vice President and Chief Financial Officer
James M. Zinn                            (Principal Accounting and Financial Officer)



/s/ W. Ronald Dietz
--------------------------------------   Director
W. Ronald Dietz



/s/ James A. Flick, Jr.
--------------------------------------   Director
James A. Flick, Jr.



/s/ Patrick W. Gross
--------------------------------------   Director
Patrick W. Gross



/s/ James V. Kimsey
--------------------------------------   Director
James V. Kimsey



/s/ Stanley I. Westreich
--------------------------------------   Director
Stanley I. Westreich

                                 Exhibit Index
                                 -------------


                                                                        Sequential
  Exhibit Number                    Description                         Page Number
-------------------  ------------------------------------------  -------------------------
         4           Rights Agreement dated as of November 16,   Incorporated by
                     1995 between Capital One Financial          reference to the
                     Corporation and First Chicago Trust         Registrant's Report on
                     Company of New York (as successor to        Form 8-K, filed November
                     Mellon Bank, N.A. as Rights Agent)          16, 1995

         5           Opinion of Counsel

      23.1           Consent of Counsel                          Contained in Exhibit 5

      23.2           Consent of Ernst & Young LLP

        24           Power of Attorney                           Set forth on signature
                                                                 page